UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Aberdeen Total Dynamic Dividend Fund
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ABERDEEN TOTAL DYNAMIC DIVIDEND FUND (NYSE: AOD)

YOUR FUND NEEDS YOUR HELP

We urge you to vote to preserve your Fund by sending back only the Fund’s WHITE proxy card as soon as possible or by voting your shares online.

THE FUND’S ANNUAL MEETING IS CLOSE AND WE NEED EVERY SHAREHOLDER’S VOTE.

An activist hedge fund is trying to unseat a member of your Board and is proposing to declassify the Board of Trustees.  Do not be fooled into thinking that the activist hedge fund’s actions are for the benefit of all shareholders.

The activist hedge fund proposals were submitted in November 2017 and relate to the prior Fund manager and prior Board of Trustees. The proposals are not relevant to the current Fund manager and current Board since Aberdeen Standard replaced Alpine Woods as the Fund Manager on May 4, 2018.  On that date, the entire Board of Trustees was also replaced with four new members.  In the November 2017 submission, the activist hedge fund (i) announced its intention to try to replace one of your Board members with its own nominee, and (ii) submitted a proposal to declassify your Board. The activist hedge fund’s principal claim is that the Fund has been subject to “mismanagement by [its] investment manager, Alpine Woods Capital Investors, LLC.” As Alpine is no longer the Fund’s manager, this argument no longer makes sense.

The activist hedge fund nominee is proposed to replace Samuel A. Lieber, who was an interested Trustee when the Fund was advised by Alpine.  Mr. Lieber ceased being a Trustee on May 4, 2018 when Aberdeen became the Fund’s manager.

VOTE FOR THE RE-ELECTION OF THE BOARD OF TRUSTEE’S NOMINEE AND AGAINST THE SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF TRUSTEES BY RETURNING THE WHITE PROXY CARD

Your Fund’s newly appointed and experienced Board of Trustees has already taken the following actions to address the discount for the benefit all shareholders of the Fund:

•                  Authorized open market purchases, from time to time, up to 10% of the Fund’s shares (374,840 shares bought thus far as of September 30, 2018).

•                  Approved a formal Investor Relations program, which supports marketing and promotion of the Fund.

•                  Approved an expense limitation agreement capping the expense ratio (excluding leverage costs, taxes, interest, brokerage commissions and any non-routine expenses) at 1.14% until May 4, 2020.

The activist shareholder’s proposals could destabilize the Fund’s Board and interrupt progress on these recent actions.

PLEASE DISREGARD ANY PROXY CARD OR TELEPHONE CALLS YOU MAY RECEIVE FROM THE ACTIVIST HEDGE FUND. RETURN ONLY THE FUND’S WHITE PROXY CARD.